UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 2, 2012

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2012, Solta Medical, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc., as representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell 5,700,000 shares of its common stock, par value $0.001 per share, at a price of $2.65 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 855,000 shares of the Company’s common stock solely to cover over-allotments, if any. The Company expects to receive approximately $14 million in net proceeds from the Offering, after underwriting discounts and commissions and estimated expenses. The offering is schedule to close on or about August 7, 2012, subject to customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of the Company has entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions, during the 90-day period following the Offering, subject to extension in certain circumstances.

The shares were registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act on the Company’s Registration Statement on Form S-3 (Registration No. 333-181047), which was filed with the Securities and Exchange Commission on May 1, 2012 (“SEC”) and declared effective by the SEC on May 8, 2012.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The opinion of the Company’s counsel regarding the validity of the shares issued pursuant to the Offering is also filed as Exhibit 5.1.

Item 8.01 Other Events.

On August 2, 2012, the Company issued a press release titled “Solta Medical, Inc. Prices $15 Million Public Offering of Common Stock”. A copy of the press release is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and Canaccord Genuity Inc., as representative of the Underwriters, dated August 2, 2012

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release of Solta Medical, Inc. dated August 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLTA MEDICAL, INC.

Date: August 2, 2012	/s/ John F. Glenn
John F. Glenn Chief Financial Officer